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                                                             Exhibit 5.1

                      [Letterhead of Hogan & Hartson L.L.P.]

                                  November 6, 1997


Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City, Virginia 22202

Gentlemen:

        We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the offer and sale of up to 1,450,000 shares (the "Initial Common Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") by certain shareholders (the "Selling Stockholders") and 1,216,666 shares (the "Conversion Shares") to be offered for sale by the Selling Stockholders upon conversion of Series B Cumulative Convertible Redeemable Preferred Stock. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of the opinions expressed in this letter, which are set forth in Paragraphs (a) and (b) (the "Opinions"), we have examined copies of the following documents:

             1.  An executed copy of the Registration Statement.

             2. The Amended and Restated Articles of Incorporation of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on October 29, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

             3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Board of Directors
November 6, 1997
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             4.  Resolutions of the Board of Directors of the Company adopted on September 10, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Maryland General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

        (a) Assuming that at the time the Initial Common Shares were issued, the Company received the consideration therefor specified in the resolutions of the Board of Directors referred to in Paragraph 4 above, the Initial Common Shares are validly issued, fully paid and nonassessable under the Maryland General Corporation Law.

        (b) Assuming (i) that at the time the Conversion Shares are issued, the Company receives the consideration therefor specified in the resolutions of the Board of Directors referred to in Paragraph 4 above and (ii) appropriate action having been taken by the Board of Directors regarding the issuance of the Conversion Shares, the Conversion Shares will be validly issued, fully paid and nonassessable under the Maryland General Corporation Law.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

        Subject to the foregoing consent, this opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


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Board of Directors
November 6, 1997
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                             Very truly yours,


                             /s/
                             ----------------------
                             HOGAN & HARTSON L.L.P.